Exhibit 4.1
Dell Technologies Inc.
Consent to the Extension of Registration Rights Under the
Second Amended and Restated Registration Rights Agreement
Reference is made herein to the Second Amended and Restated Registration Rights Agreement, dated as of December 25, 2018, as amended by Amendment No. 1, dated as of May 27, 2019, Amendment No. 2, dated as of April 15, 2020, and Amendment No. 3, dated as of September 15, 2020 (as so amended, the “Registration Rights Agreement”), by and among Dell Technologies Inc. (the “Company”), a Delaware corporation, and each of (a) Michael S. Dell and Susan Lieberman Dell Separate Property Trust, (b) SL SPV-2, L.P., a Delaware limited partnership, Silver Lake Partners IV, L.P., a Delaware limited partnership, Silver Lake Technology Investors IV, L.P., a Delaware limited partnership, Silver Lake Partners V DE (AIV), L.P., a Delaware limited partnership, and Silver Lake Technology Investors V, L.P., a Delaware limited partnership (collectively, the “SLP Stockholders”), and (c) Venezio Investments Pte. Ltd., a Singapore corporation. Capitalized terms used but not defined in this Consent shall have the meanings ascribed to such terms in the Registration Rights Agreement. Capitalized terms defined in this Consent shall have the meanings ascribed to such terms herein for purposes of this Consent and the Registration Rights Agreement.
WHEREAS, pursuant to Section 2.1(a) of the Registration Rights Agreement, the Company is required to use its reasonable best efforts to file a Shelf Registration Statement for a public offering of the Registrable Securities no later than the first day on which such filing can be made with the SEC on or after December 31, 2020 (such date, the “Shelf Registration Filing Deadline”);
WHEREAS, in accordance with Section 2.1(a) of the Registration Rights Agreement, the Shelf Registration Filing Deadline may be extended for one or more periods of up to three months each upon the express written consent of the Company and the SLP Stockholders; and
WHEREAS, the Company and the SLP Stockholders wish to consent to an extension of the Shelf Registration Filing Deadline for a period of three months to September 30, 2026;
NOW, THEREFORE, the Company and the SLP Stockholders hereby consent and agree that, for all purposes under the Registration Rights Agreement, the Shelf Registration Filing Deadline shall be extended to no later than the first day on which such filing can be made with the SEC on or after September 30, 2026.
Except as expressly set forth in this Consent, no other terms and conditions of the Registration Rights Agreement are hereby amended, modified, supplemented or waived.
This Consent and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Consent or the negotiation, execution, interpretation or performance of this Consent (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Consent) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable rules or principles of conflicts of laws.

[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Consent this June 10 , 2026.

COMPANY:

DELL TECHNOLOGIES INC.

By: /s/ Christopher A. Garcia
    Name:    Christopher A. Garcia
    Title:    Senior Vice President and Assistant Secretary

                    SLP STOCKHOLDERS:

SL SPV-2, L.P.

By: SLTA SPV-2, L.P., its General Partner

By: SLTA SPV-2 (GP), L.L.C., its General Partner

By: Silver Lake Group, L.L.C., its Managing Member

By: /s/ Justin Hamill
    Name:     Justin Hamill
    Title:     Managing Director and Chief Legal Officer

SILVER LAKE PARTNERS IV, L.P.

By: Silver Lake Technology Associates IV, L.P., its General Partner

By: SLTA IV (GP), L.L.C., its General Partner

By: Silver Lake Group, L.L.C., its Managing Member

By: /s/ Justin Hamill
    Name:     Justin Hamill
    Title:     Managing Director and Chief Legal Officer

SILVER LAKE TECHNOLOGY INVESTORS IV, L.P.

By: Silver Lake Technology Associates IV, L.P., its General Partner

By: SLTA IV (GP), L.L.C., its General Partner

By: Silver Lake Group, L.L.C., its Managing Member

By: /s/ Justin Hamill
    Name:     Justin Hamill
    Title:     Managing Director and Chief Legal Officer

SILVER LAKE PARTNERS V DE (AIV), L.P.

By: Silver Lake Technology Associates V, L.P., its General Partner

By: SLTA V (GP), L.L.C., its General Partner

By: Silver Lake Group, L.L.C., its Managing Member

By: /s/ Justin Hamill
    Name:     Justin Hamill
    Title:     Managing Director and Chief Legal Officer

SILVER LAKE TECHNOLOGY INVESTORS V, L.P.

By: Silver Lake Technology Associates V, L.P., its General Partner

By: SLTA V (GP), L.L.C., its General Partner

By: Silver Lake Group, L.L.C., its Managing Member

By: /s/ Justin Hamill
    Name:     Justin Hamill
    Title:     Managing Director and Chief Legal Officer